UNITED STATES
         SECURITIES AND EXCHANGE COMMISSION
                Washington, DC 20549




                       FORM 8-K

                   CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange
Act of 1934




Date of Report (Date of earliest event reported)
               September 15, 2005



           Central American Equities Corp.
(Exact name of registrant as specified in its chapter)



      Florida          0-24185         65-0636168
  State or other      Commission       IRS Employer
  jurisdiction of    File Number    Identification No.
  incorporation



           Hotel Alta, Alto de las Palomas
                  Santa Ana, Costa Rica

                  Mailing Address:
        Hotel Alta, Interlink 964, POB 02-5635
                  Miami, FL   33102
       (Address of principal executive offices)

   Registrant's telephone number, including area code

                     +011-506-282-4160

__________________________________________________________


Item 4. Changes in Registrant's Certifying Accountant.

At a board of directors meeting held on September 15, 2005 of which a quorum was present, the Board of Directors of Central American Equities Corp. accepted the resignation of Clyde Bailey, P.C. as its Certified Accountant for the fiscal years ended December 31, 2002, December 31, 2003 and December 31, 2004.

During the past three years, Clyde Bailey, P.C. was the principal accountant for Central American Equities Corp. At no time did Clyde Baileys financial statements contain an adverse opinion or disclaimer of opinion or was modified as to uncertainty, audit scope, or accounting principles. Nor were there any disagreements with Clyde Bailey, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The registrant has requested Clyde Bailey, P.C. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not he agrees with the statements of the registrant herein and, if not, stating the respects in which it does not agree. A copy of the response of Clyde Bailey, P.C. is attached as an exhibit to this report.


Item 7. Exhibits

Letter from former accountant indicating agreement with the statements in this filing.






CLYDE BAILEY P.C.
______________________________________________________________
                                      Certified Public Accountant
                                         10924 Vance Jackson #404
                                         San Antonio, Texas 78230
                                             (210) 699-1287(ofc.)
                             (888) 699-1287  (210) 691-2911 (fax)

                                                          Member:
                                      American Institute of CPA's
                                           Texas Society of CPA's


September 16, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madam:

I have read the statements made by Central American Equities Inc., which I understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K as part of the Company's Form 8-K, dated
September 15, 2005. I agree with the statements concerning my firm in such Form 8-K.

Sincerely,

/s/ Clyde Bailey
by: Clyde Bailey P.C.





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central American Equities Corp.
      (Registrant)

Date: September 16, 2005


/s/ Michael N. Caggiano

___________________________________________
Michael N. Caggiano
President and CEO